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EXHIBIT 3.1

                          CERTIFICATE OF CORRECTION OF
                           CERTIFICATE OF AMENDMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                              SSP SOLUTIONS, INC.,
                             A DELAWARE CORPORATION

         SSP Solutions, Inc. (formerly known as Litronic Inc.) (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is SSP Solutions, Inc.

         2. The Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the corporation, which was filed by the corporation with the Secretary of State of Delaware on August 24, 2001, is hereby corrected.

         3. The inaccuracies to be corrected in said instrument are as follows:

                  The annual meeting date appearing in the paragraphs labeled "FIRST" and "SECOND" is inaccurate.

         4. Those paragraphs in corrected form are as follows:

                           FIRST: That the Board of Directors duly adopted
                  resolutions by unanimous written consent pursuant to Section 141 of the General Corporation Law proposing to amend the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interest of this corporation and its stockholders. The stockholders of the corporation duly approved said proposed amendment at the annual meeting of stockholders held on August 23, 2001 in accordance with Section 242 of the General Corporation Law. The resolution setting forth the amendment is as follows:

                           SECOND: That the Board of Directors duly adopted
                  resolutions by unanimous written consent pursuant to Section 141 of the General Corporation Law proposing to amend the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interest of this corporation and its stockholders. The stockholders of the corporation duly approved said proposed amendment at the annual meeting of stockholders held on August 23, 2001 in accordance with Section 242 of the General Corporation Law. The resolution setting forth the amendment is as follows:

         Executed on this 27th day of October, 2003.

                                           /S/ THOMAS E. SCHIFF
                                      ------------------------------------------
                                      Thomas E. Schiff, Executive Vice President
                                      and Chief Financial Officer